Exhibit 99.1

NEWS FROM:

INDUS REALTY TRUST, INC.

CONTACT:

Anthony Galici

Chief Financial Officer

(860) 286-1307

agalici@indusrt.com

Ashley Pizzo

Director, IR & Capital Markets

(212) 218-7914

apizzo@indusrt.com

INDUS ANNOUNCES UPDATES TO ACQUISITION AND DISPOSITION PIPELINES

NEW YORK, NEW YORK (June 3, 2021) INDUS Realty Trust, Inc. (Nasdaq: INDT) (“INDUS” or the “Company”) announced today that it recently entered into an agreement (the “Purchase Agreement”) to acquire, for a purchase price of $42.0 million, an approximately 50% leased, 395,000 square foot industrial/logistics building in Charlotte, North Carolina (the “Charlotte Acquisition”). Under the terms of the Purchase Agreement, INDUS expects to close on the Charlotte Acquisition by the end of the 2021 second quarter.

Michael Gamzon, President and Chief Executive Officer of INDUS, commented, “We are very excited by this opportunity to expand our presence in the Charlotte market. This acquisition complements our existing portfolio and development pipeline and offers additional upside as we pursue leasing opportunities for the balance of the building.”

Additionally, on June 1, 2021, INDUS entered into an agreement (the “Sale Agreement”) to sell the approximately 670 acres of land in Granby and East Granby, Connecticut that comprise the Connecticut Nursery Farm for proceeds of $10.3 million. The Connecticut Nursery Farm is currently under a lease, to a nursery operator, that is scheduled to expire on December 31, 2023. Under the terms of the Sale Agreement, INDUS expects to close on the disposition of the Connecticut Nursery Farm by the end of the 2021 fourth quarter.

Closing on the purchase of the Charlotte Acquisition and the sale of the Connecticut Nursery Farm are each subject to a number of contingencies including the satisfactory completion of due diligence by INDUS on the Charlotte Acquisition, and by the buyer of the Connecticut Nursery Farm. There can be no guarantee that either of these transactions will be completed under their current terms, anticipated timelines, or at all.

About INDUS

INDUS is a real estate business principally engaged in developing, acquiring, managing and leasing industrial/logistics properties. INDUS owns 42 buildings totaling approximately 4.7 million square feet (including 31 industrial/logistics buildings aggregating approximately 4.3 million square feet) in Connecticut, Pennsylvania, North Carolina and Florida in addition to over 3,400 acres of undeveloped land.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include INDUS’s beliefs and expectations regarding future events or conditions including, without limitation, statements regarding the completion of the Charlotte Acquisition and the disposition of the Connecticut Nursery Farm. Although INDUS believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by INDUS as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of INDUS and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in INDUS’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Statements” sections in INDUS’s Annual Report on Form 10-K for the fiscal year ended November 30, 2020, filed with the Securities and Exchange Commission on February 18, 2021. INDUS disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.